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                                 USER AGREEMENT

This AGREEMENT is entered into as of JANUARY 10, 2000, by and between TICKETS.COM, Inc., a Delaware Corporation and ANGEL CITI FILM AMD MUSIC MARKET ("User") at 1680 N. VINE STREET, SUITE 904, HOLLYWOOD, CALIFORNIA 90028 323-978-0032.

IN CONSIDERATION OF THE MUTUAL PREMISES AND COVENANTS SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. LICENSE: User hereby licenses TICKETS.COM to act as its exclusive agent for the sale of User's tickets to all of User's events that are available for sale to the general public. Exclusive is herein defined to mean that TICKETS.COM will act as User's only off premises ticket agency, only telephone ticket agency, only telephone ticket sales operation for single tickets except those sold to season ticket customers, and only service offering, User's tickets for sale via any and all computer-based systems to any other remote technology as the same is set forth in definition of Ticket System. User retains the right to sell User's tickets at User's Box Office to customers appearing in person or ordering by mail. If user's Box Office is computerized by TICKETS.COM, all tickets "open" for sale to the general public will be "open" for sale through the Ticket System as well as the Box Office.

2. TERM: The initial term of this Agreement shall be 2 YEARS commencing on the date hereof. The term of this Agreement shall be extended in accordance with the provisions of Section II of the Additional Terms and Conditions included herein.

3.       PRICES:

         a) User shall establish the face price of all tickets sold through the TICKETS.COM System.

         b) TICKET.COM's Customer Convenience Fee shall be consistent with convenience fees now charged to TICKETS.COM's customers or as otherwise mutually agreed upon.

         c) BASSCHARGE per order fee shall be consistent with BASSCHARGE per order now charged to TICKETS.COM's customers.

4. INSIDE CHARGES: TICKETS.COM shall be entitled to the following per-ticket inside charges from User, to be deducted from settlement:

         a) Ticket Center Sales: $ per ticket sold at a Ticket Center 0.0% OF THE GROSS TICKET PROCEEDS COLLECTED AT THE TICKET CENTER.

         b) Telephone Sales: $ per ticket sold by telephone 2.7 % OF THE GROSS TICKET PROCEEDS COLLECTED THROUGH BASSCHARGE. Note: This amount or rate may be changed up or down upon 30-days written notice if TICKETS.COM credit cards rates are changed.

         c) Advance Ticket Printing: $0.10 per ticket printed by TICKETS.COM in advance, $50.00 minimum per order. For all ticket printing orders TICKETS.COM requires advance notice of seven (7) business days. d) See VIII f.

5.       SET-UP PROCESSING FEE: $350.00 (ONE TIME INITIAL FEE) IS WAIVED.

6. SETTLEMENT: TICKETS.COM shall collect the proceeds from sales of tickets, deposits such proceeds due to User less the amounts TICKETS.COM is entitled to retain pursuant to this Agreement. Such payment shall be made on Friday of each week for ticket sales to Performances occurring during Monday through Sunday of the week proceeding such payment date.

7. ADVERTISING: In all print advertising or other promotional material which User creates, causes to be produced, controls or recommends relating to any Performance, User shall include the current and approved TICKETS.COM logo and wording. All broadcast copy should include the following wording: "Tickets available through WWW.TICKETS.COM OR, (888) 464-2468. Tickets are subject to a convenience fee." User is obligated to include phone number for appropriate market only. If user maintains a site on an on-line computer service, or any portion of the Internet, User agrees as follows: If its site provides information concerning sale of User's Tickets which are subject to this Agreement, User will arrange for a hyperlink to the appropriate TICKETS.COM on-line or internet site to accomplish all on-line ticket sale transactions or information. TICKETS.COM will furnish address as applicable and required. See also VI of the Additional Terms and Conditions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

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USER:    ANGEL CITI FILM FESTIVAL AND MUSIC MARKET            TICKETS.COM

By: _____________________________________                     By: _____________________________________

Printed Name:     Larry Hartman                               Title: _____________________Date:___________

CEO               Date: ________________                       Representative: Susan Forbes

Federal ID # _________________________________

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WWW. TICKETS.COM 1855 Gateway Boulevard, Suite 630, Concord, CA 94520 main
925-671-4000 fax 925-671-4044 BASS Tickets Protix Fantastix Advantix SQL Prologue PASS Art Soft TicketMaker Professional Access Control System 2100

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1.       Definitions: As used in this Agreement, the following terms shall have the respective meanings indicated below.

         a) BASSCHARGE: The service TICKETS.COM has established which enables the public to call a phone number, use on-line services or other remote technology and charge the purchase of User's tickets.

         b) BOX OFFICE: The ticket locations at the facility that are operated by User or by the facility management.

         c) CUSTOMER CONVENIENCE FEE: The per-ticket amount charged to a ticket purchaser for the convenience of using the TICKETS.COM System and the charge per telephone order assessed for BASSCHARGE telephone orders, which covers postage and handling.

         d) FACILITY: The building or venue at which a Performance sponsored or promoted by a User is held.

         e) INSIDE CHARGE: The amount charged by TICKETS.COM to User for services rendered by TICKETS.COM under this Agreement.

         f) PERFORMANCE: A sporting event or other entertainment feature sponsored or promoted by User and with respect to which User has authority to sell tickets to the public.

         g) SET-UP FEE: The amount charged by TICKETS.COM for inauguration of User into the TICKETS.COM System.

         h) TICKET CENTER: A retail ticket selling agency licensed by TICKETS.Com to sell tickets to a Performance as made available through the TICKETS.COM System and are offered for sale to the public.

         i) TICKET SYSTEM: The ticket centers, box offices and BASSCHARGE department established and operated by or contracted by TICKETS.COM for the purpose of selling and / or printing tickets; including but not limited by this reference to the computer system and any other remote electronic technology such as fax, on-line services, Internet, kiosks, interactive TV or any other remote ticket selling and delivering equipment or devices and methods used to sell, deliver or make tickets available.

II. TERM: The initial term of this Agreement is set forth in Paragraph 2 on the first page of this Agreement. This Agreement shall be automatically renewed for successive one (1) year terms following the initial term hereof, unless either party notifies the other party in writing, not less than ninety (90) nor more than one hundred-twenty (120) days prior to the end of the initial term or the current renewal term, of its intention not to renew this Agreement.

II.      SALES/PRICES:

         a) User hereby authorizes TICKETS.COM to establish any policy that TICKETS.COM Shall Determine in connection with the acceptance of cash and credit cards for the payment of tickets by consumers.

         b) User hereby authorizes TICKETS.COM to collect the face price of each ticket and the Customer Convenience Fee and The BASSCHARGE per order fee as applicable from each ticket purchaser. TICKETS.COM shall be entitled to retain the full amount of the Customer Convenience Fee in partial consideration for the services it performs hereunder and any and all interest earned thereon.

         c) TICKETS.COM may deduct the inside charges and Customer Convenience Fees set forth under paragraph 4 of this Agreement from the settlements paid to User.

         d) The set-up fee shall be non-refundable and shall be due and payable upon execution of this Agreement by User.

         e) Upon User's request, TICKETS.COM may, but shall not be obligated to, provide tickets to User at the Box Office at the price set forth in Paragraph 4 ( c ) of this Agreement.

III. REPRESENTATIONS AND WARRANTIES: User hereby represents and warrants to TICKETS.COM as follows:

         a) This Agreement has been duly authorized, executed and delivered by User and constitutes the valid, legal and binding agreement of User, enforceable in accordance with its terms.

         b) The entering into and performance of this Agreement will not result in any breach of, or constitute a default under, any other agreement to which User is a party, including, without limitations thereby, any agreement for the sale or other disposition of tickets for the performance.

         c) There is no existing exclusive agreement or understanding between User, and/or the facility's owners or operators and any third party respecting the sale of tickets for any Performance held at the facility that would invalidate this Agreement.

         d) User is an agent of each facility at which any of its Performances are held and is duly authorized in such capacity to execute and deliver this Agreement for ticketing services.

         e) User warrants that the number of tickets put on sale does not exceed legal, fire or other restrictions of the facility or governmental agencies or laws.

         f) User shall indemnify, hold harmless and deferred TICKETS.COM from any and all claims, losses, damages, actions, causes of action, liabilities, costs and expenses of any kind, including attorney's fees, arising from any actual or claimed breach by User of any and all of User's obligations under this Agreement or under applicable law.

IV. SETTLEMENT: Settlement payments shall be made by check payable only to User and delivered by mail to User. Delivery of said check shall constitute full performance by TICKETS.COM of its obligation to make such a settlement payment to User or to any person whatsoever. TICKETS.COM shall be entitled to retain for a period up to one hundred eighty (180) days an amount of not more than ten percent (10%) of proceeds from tickets priced at fifty dollars ($50.00) or over and sold by BASSCHARGE service. Such withheld funds will be used to offset any customer credit card "charge-backs" which occur during the withheld period. TICKETS.COM will remit the withheld amount plus interest at TICKETS.COM's earnings rate less any charge-backs at the end of the withheld period. TICKETS.COM will furnish User with all documentation concerning customer's "charge-backs" pertaining to User's events.


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VI.      ADVERTISING: In the event that available advertising space does not permit the full inclusion of the wording appearing in the other provision of this Agreement, then a condensation thereof must be approved by TICKETS.COM. However, with the exception of collateral material, the failure to include TICKETS.COM in any advertising or promotion of a Performance shall be a material breach of this Agreement and cause for immediate termination by TICKETS.COM

VII. TAXES: If any city, county, municipality, district, state or federal statute subsequently enacted imposes a sales, excise, use, or other tax or assessment or charge which is placed upon the admission, ticket, or right to occupy a seat at a performance, event, or game, it is understood and agreed that such tax will be imprinted on the ticket and be exclusive of the ticket price or convenience charge and shall be collected by TICKETS.COM as a portion of the price of admission. TICKETS.COM shall remit the same to the entity involved and make, execute, and complete any and all reports or returns required by any such law, ordinance, or regulation, and shall be have no further liability or obligation. Any other additional charges or costs shall be borne by User. In the event TICKETS.COM is to be held responsible for any such taxes or assessments, TICKETS.COM at its sole option may cancel and terminate this Agreement on ten (10) days written notice unless User shall, in writing, agree to reimburse TICKETS.COM for the amount of any such taxes.

VIII.    MISCELLANEOUS:

         a) AMENDMENTS: This Agreement shall not be changed, modified or amended in any respect without mutual consent of the parties hereto, which consent shall be evidenced by a written amendment to this Agreement executed by the parties hereto.

         c) APPLICABLE LAW: This Agreement shall be governed by, and construed I accordance with, the laws of the State of California.

         d) BINDING EFFECT: The terms, conditions, provisions and undertakings contained in this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns. User shall not assign this Agreement without the prior written approval of TICKETS.COM.

         e) CONFIDENTIAL: User and TICKETS.COM agree that the terms of this Agreement shall be maintained by the parties on a confidential basis and shall not be disclosed to any third party without User or TICKETS.COM's prior written approval.

         f) PERFORMANCE INFORMATION: Prior to any Performance or the sale of any tickets to the same, User shall, in a timely manner, furnish TICKETS.COM with any and all information that TICKETS.COM may request in order for TICKETS.COM to program the Performance into the TICKETS.COM System, including, but not limited to, the names of the performers, the dates of the performances and the face price of all tickets. TICKETS.COM shall enter such information given into the TICKETS.COM System within five (5) working days after receipt thereof and will notify User when event information is ready to verify. User accepts all responsibility for such information after such verification.

         f)       INFORMATION CHANGE:

                  i) If User elects to change the information contained on its ticket header or changes pricing categories or other event information and has been fully informed by TICKETS.COM of the possible confusion or problems that could result, User agrees that it will be solely responsible and liable in the event of any misstated information or claimed losses. User agrees to assume all risks related thereto, including but not limited by this designation to claimed losses of ticket sales, losses of revenues or income, damages, or claims of any kind or nature whatsoever.

                  ii) If User requests a major change to the initial information submitted by User and entered by TICKETS.COM into the Ticket System, TICKETS.COM reserves the right to assess an additional processing charge. Such change and subsequent charge will not be assessed by TICKETS.COM until TICKETS.COM has notified User and User has agreed to accept the charge.

                  iii) If User requests a change of payee, TICKETS.COM reserves the right to assess a twenty-five dollar ($25.00) charge for each change, which shall be withheld from settlement.

                  iv) If User requests a change of address, TICKETS>COM reserves the right to assess a ten dollar ($10.00) charge for each change, which shall be withheld from settlement.

         g) LIMITATION OF LIABILITY: In the event of any breach of this Agreement by TICKETS.COM, and because of the impracticability and difficulty in being able to assess damages, the limitation of any claim of loss by User shall be no greater than the proven financial loss sustained by User by virtue of such breach, and in no event greater than three hundred fifty dollars ($350.00). In no event shall TICKETS.COM or User be liable for incidental or consequential damages arising out of this Agreement.

         h) NO MINIMUM SALES: It is understood that TICKETS.Com does not guarantee (I) that any minimum or fixed number of tickets will be sold through the TICKETS.COM System, (ii) that short term interruptions of service will not occur during the term hereof or (iii) that each person processing ticket orders will be fully familiar with each or all of the Performances.

         i) NOTICES: Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address indicated under said party's signature on the reverse side hereof (or at such other address as such party shall specify to the other party I writing) or if, sent by registered or certified mail, on third business day on which it is mailed to such party at said address. Unless specifically stated to the contrary herein, all notices required under this Agreement must be in writing.

         j) PROMOTION: It is understood that TICKETS.COM does not guarantee to create or undertake any specific advertising or promotions, nor does TICKETS.COM guarantee any specific distribution or dissemination of User's materials or promotional matters.

         k) REFUNDS/EXCHANGES: User agrees to comply with TICKETS.COM's reasonable business practices concerning the return, refunding, and/or exchange of tickets.

         l) User warrants that it conducts its operations in a nondiscriminatory manner in compliance with applicable legal requirements, including and without limitation the Americans With Disabilities Act and California's Unruh Civil Rights Act and Disabled Persons Act, Civil Code SS 51et seq. User agrees to indemnify and hold TICKETS.COM free and harmless from any loss, claim, cause of action or damage which may occur as a result of any claim of breach of any such obligation, pursuant to paragraph IV. (f.) of this Agreement.

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